NEITHER THE WARRANTS EVIDENCED BY THIS WARRANT
               CERTIFICATE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF SUCH WARRANTS HAVE BEEN REGISTERED

                 UNDER THE SECURITIES ACT OF 1933. NEITHER SUCH
               WARRANTS NOR SUCH UNDERLYING SHARES MAY BE SOLD OR

                OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED
             UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR

                  AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                                                                 50,000 Warrants

          Void after 5:00 p.m. New York City time on December 28, 2005


                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                          DEL GLOBAL TECHNOLOGIES CORP.

                  This warrant certificate ("Warrant Certificate") certifies that, for value received, UBS Capital Sp.A. or registered assigns (the "Warrant Holder") is the owner of the number of warrants (each, a "Warrant") specified above, each of which entitles the holder thereof to purchase, at any time on or before the Expiration Date, as hereinafter defined, one fully paid and non-assessable share ("Share") of the common stock, par value $.10 per share (the "Common Stock"), of Del Global Technologies Corp., a New York corporation (the "Company"), at the Exercise Price as provided below, payable in lawful money of the United States of America in cash or by check or a combination of cash and check, subject to adjustment as hereinafter provided.

                  1.       Warrant; Exercise Price; Payout Amount.
                           --------------------------------------

                           1.1.     Each  Warrant   shall  entitle  the  Warrant
Holder the right to purchase one Share of Common Stock of the Company (individually, a "Warrant Share"; severally, the "Warrant Shares") in the six year period terminating on December 28, 2005.

                           1.2.     The  purchase price payable upon exercise of
each Warrant("Exercise Price") shall be 7 15/16 DOLLARS ($7.9375), subject to adjustment as hereinafter provided. The Exercise Price and number of Warrants evidenced by each Warrant Certificate are subject to adjustment as provided in
Section 7 hereof.

                  2.       Exercise of Warrant; Expiration Date.
                           -------------------------------------

                           2.1.     This  Warrant Certificate is exercisable, in
whole or from time to time in part, at the option of the Warrant Holder, at any time after the date of issuance and on or before the Expiration Date, upon surrender of this Warrant Certificate to the Company together with a duly completed exercise form and payment of the Exercise Price. In the case of exercise of less
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



than all the Warrants represented by this Warrant Certificate, the Company shall cancel the Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrants.

                           2.2.     The  term  "Expiration Date" shall mean 5:00
p.m. New York City time on December 28, 2005, or if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m. New York City time the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close, or in the event of any merger, consolidation, or sale of all or substantially all the assets of the Company as an entirety resulting in any conversion of the Common Stock or distribution to the Company's stockholders prior to the Expiration Date, the Warrant Holder shall have the right to exercise this Warrant commencing at such time through the Expiration Date into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto.

                  3.       Registration and Transfer on Company Books.
                           ------------------------------------------

                           3.1.     The Company shall maintain books and records
for the registration and transfer of Warrant Certificates.

                           3.2.     Prior to due presentment for registration of
transfer of this Warrant Certificate, the Company may deem and treat the registered holder as the absolute owner thereof.

                           3.3.     The  Company  shall  register upon its books
any transfer of a Warrant Certificate upon surrender of same to the Company accompanied by a written instrument of transfer duly executed by the registered holder. Upon any such registration of transfer, new Warrant Certificate(s) shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled by the Company. A Warrant Certificate may also be exchanged, at the option of the holder, for new Warrant Certificates representing in the aggregate the number of Warrants evidenced by the Warrant Certificate surrendered.

                  4. Reservation of Shares. The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of the Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof, and that upon issuance such shares shall be listed on each national securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

                  5. Exchange, Transfer, Assignment, Loss or Mutilation of Warrant Certificate. This Warrant Certificate is exchangeable, without expense, at the option of the Warrant Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrant Certificates of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock

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



purchasable hereunder. This Warrant Certificate may be transferred or assigned by the Warrant Holder upon surrender of this Warrant Certificate to the Company at its principal office or at the office of its transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax. Upon such surrender the Company shall, without charge, execute and deliver a new Warrant Certificate in the name of the assignee named in such instrument of assignment and this Warrant Certificate shall be promptly canceled. This Warrant Certificate may be divided or combined with other warrant certificates which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrant Certificates are to be issued and signed by the Warrant Holder hereof. The term "Warrant Certificate" as used herein includes any Warrant Certificates into which this Warrant Certificate may be divided or exchanged. Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate of like tenor and date representing an equal number of Warrants.

                  6. Rights of the Holder. The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a stockholder in the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant Certificate and are not enforceable against the Company except to the extent set forth herein.

                  7. Adjustment of Exercise Price and Number of Shares Deliverable. The Exercise Price and the number of shares of Common Stock purchasable pursuant to each Warrant shall be subject to adjustment from time to time as hereinafter set forth in this Section 7:

                                    (a) In case the Company  shall (i) declare a
                           dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock,
                           (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or
                           (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

                                    (b) Whenever the Exercise Price payable upon
                           exercise of each Warrant is adjusted pursuant to Subsection (a) above, the number of Shares purchasable upon exercise of each Warrant shall simultaneously be adjusted by multiplying (x) the number of Shares issuable upon exercise of a Warrant

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



                           immediately prior to the event requiring adjustment pursuant to Subsection (a) above by (y) the Exercise Price in effect immediately prior to such event and dividing the product so obtained by the Exercise Price, as adjusted.

                                    (c)   Notwithstanding   the   provisions  of
                           Subsections (a) and (b) of this Section 7, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Subsection (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 7 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.
                           Anything in this Section 7 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such reductions in the Exercise Price, in addition to those required by this
                           Section 7, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock hereafter made by the Company, shall not result in any Federal income tax liability to the holders of Common Stock or securities convertible into Common Stock (including the Warrants).

                                    (d) Whenever the Exercise  Price is adjusted
                           as herein provided, the Company shall promptly, but in any case within ten (10) days, cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of each Warrant and, if requested by the Warrant Holder, information describing the transactions giving rise to such adjustments, to be mailed to the Warrant Holders at their last addresses appearing in the books and records of the Company, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. In addition, within thirty (30) days of the end of the Company's fiscal year next following any such adjustment, the Company shall, at its expense, deliver to the Warrant Holders a certificate of a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to verify the computation required by this
                           Section 7.

                                    (e) In the  event  that  at any  time,  as a
                           result of an  adjustment  made pursuant to Subsection
                           (a) above, the Warrant Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (a) to (c), inclusive, above.

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



                                    (f)  Irrespective  of any adjustments in the
                           Exercise Price or the number or kind of securities purchasable upon exercise of the Warrants, this Warrant Certificate may continue to evidence the Warrants as so adjusted.

                                    (g) If at any  time  after  the date of this
                           Warrant, the Company shall distribute to the holders of its Common Stock, (i) securities, other than shares of Common Stock, or (ii) property, other than cash dividends paid in conformity with past practice, with respect to Common Stock, then, and in each such case, the Warrant Holder, upon exercise of this Warrant, shall be entitled to receive the securities and property which the Warrant Holder would have received upon such distribution had it been the holder of the number of shares of Common Stock which the Warrant Holder was entitled to purchase pursuant to the terms of this Warrant as of the date of such distribution.

                  8. Fractional Shares. No certificate for fractional Shares shall be issued upon the exercise of the Warrants. With respect to any fraction of a Share called for upon any exercise hereof, the Company shall pay to the Warrant Holder an amount in cash equal to such fraction calculated to the nearest cent multiplied by the current market value of a Share, determined as follows:

                                    (a) If  the  Common  Stock  is  listed  on a
                           national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the current market value of a Share shall be the last reported sale price per Share of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices per Share for such day on such exchange or system; or

                                    (b) If the Common  Stock is not so listed or
                           admitted to unlisted trading privileges, the current market value of a Share shall be the mean of the last reported bid and asked prices per Share reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                                    (c) If the Common  Stock is not so listed or
                           admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value of a Share shall be an amount, not less than book value thereof, as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

                  9. Officer's Certificate. Whenever the Exercise Price shall be adjusted as required by the provisions of Section 7 hereof, the Company shall forthwith file in the custody of

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



its Secretary or Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price as herein provided setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder or any holder of a Warrant executed and delivered pursuant to Section 2, and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Warrant Holder or any such holder.

                  10. Notices to Warrant Holders. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock; or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any shares of any class or any other rights; or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be mailed by certified mail to the Warrant Holder, at least fifteen days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any, which is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

                  11. Reclassification, Reorganization or Merger. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of all of substantially all of the property of the Company, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Warrant Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 11 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or

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



reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (a) of Section 7 hereof.

                  12. Voluntary Adjustment by the Company. The Company may, at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company and/or extend the date of the expiration of the Warrants.

                  13.      Registration Under the Securities Act of 1933.
                           ---------------------------------------------

                           The Warrant Holder shall be entitled to the following
registration rights.

                                    (a) Demand Rights. The Company covenants and
                           agrees with the Warrant Holder that, during the period commencing on the date hereof and ending on the Expiration Date, within 45 days after receipt of a written request from the Warrant Holder, or a majority of holders if there is more than one holder, that he desires and intends to transfer all or a portion of the Warrant Holder's Shares under such circumstances that a public offering, within the meaning of the Securities Act of 1933, as amended (the "Act"), will be involved, the Company shall file with the Securities and Exchange Commission (the "Commission") with all deliberate speed a Registration Statement on Form S-3 (or any successor thereto), or if not eligible for the use of Form S-3, any other form, covering all such securities and use its best efforts to cause such Registration Statement with respect to such securities to become effective under the Act. The Company shall not be required to comply with more than one request for registration pursuant to this Subsection 13(a). The Company need not comply with any request for registration pursuant to this Subsection 13(a) if at such time the Company would be required to use, in connection with the filing of the Registration Statement, pursuant to the requirements of the Act and the rules and regulations of the commission thereunder, audited financial statements as of a date other than the end of a fiscal year of the Company. If the Company includes Shares to be sold by it in any registration requested pursuant to this Subsection 13(a), such registration shall be deemed to have been a registration under Subsection 13(b).

                                    (b) Piggyback  Rights.  If at any time after
                           the date hereof, the Company shall propose to file a registration statement ("Registration Statement") under the Act, other than a reorganization or an offering pursuant to a stock option or other employee benefit plan or an offering on Form S-4 or S-5 (or any successor forms thereto) relating to an acquisition of another corporation, then, during the period commencing on the date hereof and terminating on the Expiration Date, and subject to paragraph (3) of this Subsection 13(b), the Company shall in each case deliver written

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



                           notice thereof to the Holder of this Warrant or of the Warrant Shares and/or any then holder of Warrants or Warrant Shares (such persons being collectively referred to herein as "holders") at least fifteen days before the anticipated filing date. Such notice shall offer to each holder the option to include Warrant Shares in such Registration Statement, subject to the conditions set forth in this Subsection 13(b); provided, however, that the Company shall be under no obligation to register Warrant Shares of any holder if in the opinion of counsel to such holder no registration under the Act is required with respect to a public disposition of such Warrant Shares.

                                            (1)  Should a holder  desire to have
                           any Warrant Shares registered under this Subsection 13(b), such holder shall so advise in writing no later than fifteen days after the date of receipt by the holder of the Company's written notice, setting forth the number of such Warrant Shares for which registration is requested. Subject to paragraph (3) of this Subsection 13(b), the Company shall thereupon include in such Registration Statement such Warrant Shares.

                                            (2)  Neither the giving of notice by
                           the Company nor any request by any holders to register Warrant Shares pursuant to this Subsection 13(b) shall in any way obligate the Company to file any such Registration Statement, and notwithstanding the filing of such Registration Statement, the Company may, at any time prior to the effective date thereof, determine not to offer the securities to which such registration relates and/or withdraw the Registration Statement from the Commission, without liability of the Company to any holders.

                                            (3) If  the  securities  covered  by
                           such  Registration   Statement  are  to  be  sold  by
                           underwriters in an underwritten public offering (including, without limitation, a so-called "best efforts" undertaking by an underwriter), the Company shall use its best efforts to cause the managing underwriter, if any, of a proposed offering to grant a request by a holder that Warrant Shares be included in the proposed offering on terms and conditions which are customary industry practice for such underwriter under the existing circumstance, provided that any Warrant Shares to be sold by holders pursuant to this Subsection 13(b), shall be sold or distributed in a manner identical to the manner in which the securities which are the subject of such Registration Statement are to be sold or distributed. Notwithstanding the foregoing, if any such managing underwriter shall advise the Company in writing that, in good faith and in its reasonable opinion, the distribution of Warrant Shares requested to be included in the Registration Statement concurrently with the securities being registered by the Company would adversely affect the distribution of such securities by such underwriters, the Company shall give notice of such determination to the holders requesting registration, and the number of Warrant Shares proposed to be offered by the holders and any other persons (other than

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



                           the Company) shall be reduced pro rata (as specified by the Company in such notice) to aggregate a quantity of Warrant Shares (so specified) which said managing underwriter shall not consider excessive.

                                            (4) The  rights of  holders  to have
                           their Warrant Shares be included in any Registration Statement pursuant to the provisions of this Subsection 13(b), shall be subject to the condition that the holders requesting registration shall furnish to the Company in writing such information and documents as may be reasonably required to properly prepare and file such Registration Statement in accordance with applicable provisions of the Act.

                                            (5)  The  Company   shall  bear  the
                           entire  cost  and  expense  of  any  registration  of
                           securities   initiated  by  it  notwithstanding  that
                           Warrant Shares may be included in any such registration. Any holder whose Warrant Shares are included in any such registration statement pursuant to this Subsection 13(b) shall, however, bear the fees of his own counsel and any registration fees, transfer taxes or underwriting discounts or commissions applicable to the Warrant Shares sold by him pursuant thereto.

                                    (c)  Indemnification.  (i) The Company shall
                           indemnify and hold harmless each such holder and each underwriter, within the meaning of the Act, who may purchase from or sell for any such holder any Warrant Shares (each, an "Indemnified Person") from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto or any registration statement under the Act or any prospectus included therein required to be filed or furnished by reason of this Section 13 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by such holder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of such Act; provided, however, that the Company shall not be obliged so to indemnify any such holder, underwriter or controlling person unless such holder, underwriter or controlling person shall at the same time indemnify the Company, its directors, each officer signing the related registration statement and each person, if any, who controls the Company within the meaning of such Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this
                           Section 13 or caused by any omission or alleged omission to state

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



                           therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by any such holder, underwriter or controlling person expressly for use therein.

                                            (ii) The holders registering Warrant
                           Shares pursuant to this Warrant Certificate shall indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of either
                           Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), to the same extent as the indemnity from the Company to each Indemnified Person set forth in paragraph (i) of this Subsection (c), but only with respect to information relating to such Indemnified Person furnished in writing by such Indemnified Person to the Company expressly for use in the Registration Statement or related Prospectus (preliminary or final), or any amendment or supplement thereto. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person, in respect of which indemnity may be sought against a holder, each shall have the rights and duties given to the Company and the Company or its directors or its officers or its controlling persons each shall have the rights and duties given to a holder by this Subsection (c).

                                            (iii) In order to  provide  for just
                           and equitable contribution in circumstances in which the indemnification provided for in this Subsection 13(c) is due in accordance with its terms but is, for any reason, held by a court to be unavailable, the Company and the holders shall contribute to the aggregate losses, claims, damages and liabilities (including reasonable legal or other expenses incurred in connection with investigation or defending of same) to which the Company and the holders may be subject based on their comparative fault; provided, however, that no holder shall have any liability hereunder in excess of the gross proceeds realized by such holder from the sale by it of the Warrant Shares to which the third party claim relates; provided, further, however, that no person who has committed an intentional misrepresentation shall be entitled to contribution from any person who has not committed an intentional misrepresentation. For the purposes of this paragraph (iii) any person controlling, controlled by or under common control with the holders, or any partner, director, officer, employee, representative or agent of any thereof, shall have the same rights to contribution as the holders, and each person who controls the Company within the meaning of Section 15 of the Act or
                           Section 20 of the Exchange Act, each officer and each director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim

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



                           for contribution may be made against the other party under this paragraph (iii), notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from which contribution may be sought from any obligation it or they may have hereunder or otherwise.

                  The Company's agreements with respect to Warrant Shares in this Section 13 shall continue in effect regardless of the exercise and surrender of this Warrant.

                  14. Governing Law. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by its officers thereunto duly authorized and its corporate seal to be affixed herein.

                                          DEL GLOBAL TECHNOLOGIES
                                          CORP.

                                          By:/S/Leonard A Trugman
                                             --------------------
                                          Name:      Leonard A. Trugman
                                          Title:     Chairman, CEO and President

[SEAL]

Dated:     December 28, 1999

Attest:

/S/ Dave Engel
---------------------------
David Engel, Vice President

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



                                  EXERCISE FORM


                                                Dated: ________________, 200_


                  The undersigned hereby irrevocably elects to exercise the right to purchase __________ shares of Common Stock covered by this Warrant according to the conditions hereof and herewith makes payment of the Purchase Price for such shares in full.

                                        ----------------------------------------
                                        Signature  [Print Name]


                                        ----------------------------------------
                                        (STREET ADDRESS)

                                        ----------------------------------------
                                        (CITY)            (STATE)     (ZIP CODE)


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


                                 ASSIGNMENT FORM

                  FOR VALUE RECEIVED, ______________________________________
hereby sells, assigns and transfer unto
Name ________________________________________________________________
                  (Please  typewrite or print in bold letters)

Address_______________________________________________________________ the right to purchase Common Stock represented by this Warrant to the extent of __________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date _____________, 200_

Signature __________________________
                  [PRINT NAME

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